This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-30879 and to each Prospectus dated
9/17/1998 and to each Prospectus Supplement dated  9/17/1998
                                                                              .
PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
September 17, 1998 TO PROSPECTUS DATED September 17, 1998
                                                                             .
Pricing Supplement:     19
Dated:  12/05/2000
                      Sears Roebuck Acceptance Corp.
                       Medium-Term Note Series     V
                             (Floating Rate)
                   Due at least 9 months from date of issue
                                                                              .
Principal Amount of Note:               $  100,000,000

Settlement Date (Original Issue Date):  12/12/2000

Maturity Date:                           1/10/2002

Specified Currency:                     US $
                                      (If Other than US Dollars, see attached)
Interest Rate Basis:                    3 MONTH LIBOR
        Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA

Spread (plus or minus):                 +  .25000%

Index Maturity:                         Three(3)  Month

Date Initial Interest Rate Set:         12/08/2000

Interest Reset Date(s):                 Same as Interest Payment Date

Interest Determination Date(s):         Two business days prior to each coupon
                                            payment date
Calculation Agent:                      CHASE MANHATTAN BANK
Interest Payment Date(s):               10th of Mar, Jun, Sep, Dec and at
                                            Maturity January 10, 2002         .
Regular Record Date(s):                 15 days prior to each interest
                                            payment date
Initial Interest Payment:                3/12/2001
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:                DTC
Redemption Commencement Date:           NOT APPLICABLE
                                                                               .
Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.
                                                                              .
                                                                              .
                                                                              .
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